Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Axos Financial, Inc.
Las Vegas, Nevada
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-277514) and Form S-8 (Nos. 333-277730, 333-260815, 333-235228, 333-199691 and 333-124702) of Axos Financial, Inc. (the Company) of our reports dated August 22, 2024, relating to the consolidated financial statements, and the effectiveness of the Company's internal control over financial reporting, which appear in this Annual Report on Form 10-K.
BDO USA, P.C.
San Diego, California

August 22, 2024